Exhibit 99.2

Consolidated Financial Statements of

LJVH HOLDINGS INC.

Years ended April 3, 2010 and March 28, 2009 and

the 254-day period ended March 29, 2008 and

the 112-day period ended July 18, 2007 of the Predecessor

KPMG LLP	Telephone	(514) 840-2100
Chartered Accountants	Fax	(514) 840-2187
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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Van Houtte Holding Company Limited

(previously LJVH Holdings Inc.)

We have audited the accompanying consolidated balance sheets of LJVH Holdings Inc. (the “Company”) as of April 3, 2010 and March 28, 2009, and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows for the years ended April 3, 2010 and March 28, 2009, the 254-day period ended March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor of the Company. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 3, 2010 and March 28, 2009, and the results of its operations and its cash flows for the years ended April 3, 2010 and March 28, 2009, the 254-day period ended March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor of the Company, in conformity with generally accepted accounting principles in the United States of America.

/s/ KPMG LLP

Chartered Accountants

Montréal, Canada

March 3, 2011

*CA Auditor permit no 13892

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative («KPMG International»), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

LJVH HOLDINGS INC.

Consolidated Financial Statements

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

LJVH HOLDINGS INC.

Consolidated Statement of Earnings

(In thousands of U.S. dollars)

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Net sales of coffee and related items	$341,519	$320,091	$228,885	$90,461
Rental income (note 3)	37,356	39,184	35,943	12,250
Other revenues	2,159	2,190	2,238	593

Total revenues	381,034	361,465	267,066	103,304
Cost of sales (including $23,844, $22,451, $16,182 and $7,131 of depreciation)	190,039	173,698	140,770	50,221

	190,995	187,767	126,296	53,083
Selling and operating expenses	107,144	104,958	70,200	28,858
General and administrative expenses	49,245	49,684	38,154	16,440

Operating profit	34,606	33,125	17,942	7,785
Financial expenses (note 4)	29,146	39,694	40,321	1,006
Goodwill impairment loss (note 5)	—	—	—	5,036
Other expenses (note 5)	—	—	—	6,756

Earnings (loss) before income taxes	5,460	(6,569)	(22,379)	(5,013)
Income tax (recovery) expense (note 6)	(6,287)	4,363	(11,322)	14,326

Net earnings (loss)	11,747	(10,932)	(11,057)	(19,339)
Net earnings attributable to redeemable non-controlling interest	1,863	2,295	1,576	553

Net earnings (loss) attributable to LJVH Holdings Inc.	$9,884	$(13,227)	$(12,633)	$(19,892)

See accompanying notes to consolidated financial statements.

LJVH HOLDINGS INC.

Consolidated Statement of Comprehensive Income

(In thousands of U.S. dollars)

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Net earnings (loss)	$11,747	$(10,932)	$(11,057)	$(19,339)
Other comprehensive income (loss), net of income tax:
Unrealized gain (loss) on foreign currency translation adjustment	7,097	(6,753)	1,187	(10,976)
Pension benefits	(122)	(45)	20	90
Contractual termination benefits	—	—	—	(381)

Other comprehensive income (loss)	6,975	(6,798)	1,207	(11,267)

Total comprehensive income (loss)	18,722	(17,730)	(9,850)	(30,606)
Total comprehensive income (loss) attributed to redeemable non-controlling interest	5,233	(929)	1,921	(16)

Total comprehensive income (loss) attributed to LJVH Holdings Inc.	$13,489	$(16,801)	$(11,771)	$(30,590)

See accompanying notes to consolidated financial statements.

LJVH HOLDINGS INC.

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	April 3, 2010	March 28, 2009
Assets
Current assets:
Cash and cash equivalents	$39,828	$25,173
Restricted cash (note 21 (d))	500	1,500
Accounts receivable, net	52,682	40,488
Inventories, net (note 10)	29,476	27,200
Income taxes receivable	3,117	3,565
Derivative financial instruments (note 21)	164	3,743
Deferred income taxes (note 6)	1,797	1,806
Prepaid expenses	4,465	3,125

Total current assets	132,029	106,600
Fixed assets, net (note 11)	104,587	96,875
Intangible assets, net (note 12)	258,978	218,503
Deferred income taxes (note 6)	2,070	1,202
Goodwill (note 13)	244,603	209,900
Derivative financial instruments (note 21)	—	35,476
Other long-term assets	8,001	8,712

	$750,268	$677,268

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$22,444	$21,808
Accrued compensation	12,250	8,278
Accrued customer incentives	10,157	3,742
Accrued interest	5,766	9,892
Income taxes payable	266	—
Deferred revenue	1,078	667
Deferred income taxes (note 6)	213	122
Derivative financial instruments (note 21)	10,974	7,435
Current portion of long-term debt (note 14)	11,960	4,502

Total current liabilities	75,108	56,446
Long-term debt (note 14)	358,592	369,663
Subordinated note to parent company (note 15)	90,309	69,870
Derivative financial instruments (note 21)	27,793	5,993
Other long-term liabilities (note 16)	9,462	6,705
Deferred income taxes (note 6)	74,712	66,807
Redeemable non-controlling interest (note 8)	14,415	21,216
Shareholders’ equity:
Capital stock (note 17)	117,038	114,928
Accumulated deficit	(18,054)	(31,648)
Accumulated other comprehensive income (note 18)	893	(2,712)

Total equity attributable to LJVH Holdings Inc.	99,877	80,568
Commitments and guarantees (note 19)
Contingencies (note 20)
Subsequent events (note 22)

	$750,268	$677,268

See accompanying notes to consolidated financial statements.

LJVH HOLDINGS INC.

Consolidated Statement of Shareholders’ Equity

(In thousands of U.S. dollars)

	Equity attributable to redeemable non-controlling interest	Capital stock	Contributed surplus	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity
Balance, as at March 31, 2007	$20,019	$111,268	$1,645	$100,919	$8,939	$222,771
(Predecessor)
Net earnings (loss)	553	—	—	(19,892)	—	(19,892)
Other comprehensive loss	(570)	—		—	(10,698)	(10,698)
Acquisition of non-controlling interest	(260)	—	—	—	—	—
Adjustment of redeemable non-controlling interest to redemption value	(1,459)	—	—	1,459	—	1,459
Dividends	(533)	—	—	—	—	—
Issuance of shares (note 17)	—	735	(181)	—	—	554
Stock-based compensation	—	—	30	—	—	30
Cash-out option (note 17)	—	—	(1,494)	(1,313)	—	(2,807)

Balance as at July 18, 2007	17,750	112,003	—	81,173	(1,759)	191,417
(Predecessor)
Cancellation of Predecessor
Capital, deficit and accumulated other comprehensive (loss) income	—	(112,003)	—	(81,173)	1,759	(191,417)
Issuance of shares (note 17)	—	112,608	—	—	—	112,608

Balance as at July 19, 2007	17,750	112,608	—	—	—	112,608

Net earnings (loss)	1,576	—	—	(12,633)	—	(12,633)
Other comprehensive income	345	—	—	—	862	862
Acquisition of non-controlling interest	(243)	—	—	—	—	—
Adjustment of redeemable non-controlling interest to redemption value	2,153	—	—	(2,153)	—	(2,153)
Dividends	(1,251)	—	—	—	—	—
Issuance of shares (note 17)	—	119	—	—	—	119

Balance as at March 29, 2008	20,330	112,727	—	(14,786)	862	98,803
Net earnings (loss)	2,295	—	—	(13,227)	—	(13,227)
Other comprehensive loss	(3,224)	—	—	—	(3,574)	(3,574)
Adjustment of redeemable non-controlling interest to redemption value	3,635	—	—	(3,635)	—	(3,635)
Issuance of shares (note 17)	—	2,214	—	—	—	2,214
Redemption of shares	—	(13)	—	—	—	(13)
Dividends paid	(1,820)	—	—	—	—	—

Balance as at March 28, 2009	21,216	114,928	—	(31,648)	(2,712)	80,568
Net earnings	1,863	—	—	9,884	—	9,884
Other comprehensive income	3,370	—	—	—	3,605	3,605
Acquisition of redeemable non-controlling interest (note 8)	(6,956)	—	—	—	—	—
Adjustment of redeemable non-controlling interest to redemption value	(3,710)	—	—	3,710	—	3,710
Issuance of shares (note 17)	—	2,110	—	—	—	2,110
Dividends paid	(1,368)	—	—	—	—	—

Balance as at April 3, 2010	$14,415	$117,038	$—	$(18,054)	$893	$99,877

See accompanying notes to consolidated financial statements.

LJVH HOLDINGS INC.

Consolidated Statement of Cash Flows

(In thousands of U.S. dollars)

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Cash flows from operating activities:
Net earnings (loss)	$11,747	$(10,932)	$(11,057)	$(19,339)
Adjustments for:
Depreciation of fixed assets	32,677	31,373	23,061	9,353
Amortization of intangible and other long-term assets	8,116	8,010	6,046	435
Amortization of financing costs (note 4)	1,432	1,393	1,072	242
Deferred income taxes (note 6)	(4,802)	2,624	(15,053)	10,734
Pension expense and post-employment benefits	281	(1,925)	860	325
Change in fair value of derivative financial instruments and unrealized foreign exchange loss (gain) on translation of long-term debt (note 4)	(6,486)	2,115	10,165	—
Gain on disposal of businesses	—	(845)	—	—
Loss on disposal of investment	—	—	—	294
Goodwill impairment loss	—	—	—	5,036
(Gain) loss on disposal of fixed assets	(185)	545	(60)	(114)
Other	(6)	2,287	3,685	31
Net change in non-cash balances related to working capital items (note 7)	(1,946)	(9,480)	22,603	(5,526)

	40,828	25,165	41,322	1,471

LJVH HOLDINGS INC.

Consolidated Statement of Cash Flows, Continued

(In thousands of U.S. dollars)

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Cash flows from financing activities:
Issuance of common shares and Class B preferred shares (note 17)	$2,110	$2,200	$119	$553
Increase in subordinated note to parent company	4,218	3,883	—	—
Repayment of long-term debt	(4,299)	(3,084)	(1,798)	(22,145)
Dividends paid to redeemable non-controlling shareholders of subsidiaries	(1,368)	(1,820)	(1,251)	(533)
Dividends	—	—	—	(4,932)
Purchase of redeemable non-controlling interests (note 8)	(6,555)	—	—	—
Premium paid on redemption of options (note 17)	—	—	—	(2,807)
Increase in long-term debt	—	—	—	27,112

	(5,894)	1,179	(2,930)	(2,752)
Cash flows from investing activities:
Business and asset acquisitions and disposals (note 2)	(2,603)	126	(2,045)	(1,418)
Additions to fixed assets	(24,961)	(25,070)	(18,631)	(8,691)
Proceeds from disposal of fixed assets	757	1,666	821	252
Proceeds from disposal on an investment	—	—	—	7,330
Decrease (increase) in other long-term assets	707	(156)	164	(2)
	(26,100)	(23,434)	(19,691)	(2,529)
Effect of exchange rate changes on cash	5,821	(4,488)	419	187
Net increase (decrease) in cash and cash equivalents	14,655	(1,578)	19,120	(3,623)
Cash and cash equivalents, beginning of year	25,173	26,751	7,631	4,179

Cash and cash equivalents, end of year	$39,828	$25,173	$26,751	$556

See accompanying notes to consolidated financial statements.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

LJVH Holdings Inc. (the “Company”) is a gourmet coffee roaster, marketer and distributor. It markets its gourmet coffees across Canada and the United States through distribution channels that include coffee services, retail stores, bistros, on-line shopping and food service networks.

The Company was incorporated under the Business Corporations Act of British Columbia. The headquarters of the Company is located in Montréal, Québec, Canada.

1.	Significant accounting policies:

(a)	Basis of presentation:

These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These consolidated financial statements include the accounts of LJVH Holdings Inc. as formed by virtue of the acquisition of Van Houtte for the period from July 19, 2007 (date of acquisition) to April 3, 2010 (the “Successor Period”).

The Consolidated Statements of Earnings, Comprehensive Income, Shareholders’ Equity, and Cash Flows present the results of the Predecessor and its wholly-owned subsidiaries for the 112-day period from March 31, 2007 to July 18, 2007 (the “2007 Predecessor Period”), for information purposes.

The significant accounting policies adopted by the Company are described below. These accounting policies are consistent with those followed by the Predecessor during the relevant periods presented. The consolidated financial statements presented for the 2007 Predecessor Period are not comparable, in all material respects, to the financial statements for the Successor Period as a result of the transaction described in note 2.

The Company’s functional currency is the Canadian (“CDN”) dollar. The Company’s reporting currency is the U.S. dollar. For reporting purposes, the Company uses the current rate method to translate the CDN dollar results into U.S. dollars for all periods.

The Company’s fiscal year ends on the Saturday closest to March 31. Fiscal years 2010 and 2009 had 53 and 52 weeks, respectively.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(b)	Consolidation:

These consolidated financial statements include the accounts of LJVH Holdings Inc. and its subsidiaries. All significant transactions and balances between these companies have been eliminated. All consolidated subsidiaries are wholly-owned as of April 3, 2010 with the exception of the following:

Consolidated subsidiary	Business purpose	Ownership
L’Authentique Pose Café, Inc.	Coffee Services	50%
Automates Alouette, Inc.	Coffee Services	75%
Pause Café Estrie, Inc.	Coffee Services	50%
Corporate Coffee Systems, LLC	U.S. Coffee Services	56%

The major subsidiaries of LJVH Holdings Inc. are Van Houtte Group Inc., including its principal subsidiaries Van Houtte L.P. and Van Houtte Coffee Services L.P., Van Houtte Coffee Services Inc., VKI Technologies Inc., and Filterfresh Coffee Service, Inc., including its principal subsidiary, Corporate Coffee Services, LLC.

The Company does not hold investment in affiliated companies where it is deemed to have significant influence.

(c)	Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the related amounts of revenues and expenses and the disclosure of contingent assets and liabilities. Significant areas requiring the use of management estimates relate to the determination of the useful life of assets for depreciation and amortization and evaluation of net recoverable amounts, the determination of the fair value of assets acquired and liabilities assumed in business combinations, the implied fair value of goodwill, the provisions for income taxes and determination of deferred income tax assets and liabilities that take into account the estimate of taxable benefits in the various jurisdictions, and the determination of the fair value of financial instruments. Actual results could differ from those estimates.

(d)	Cash and cash equivalents:

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include money market funds.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(e)	Restricted cash:

The restricted cash consists of cash posted as collateral for settlement of future coffee contracts.

(f)	Accounts receivable, net:

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses and current receivables aging. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of April 3, 2010 and March 28, 2009, the allowance for doubtful accounts was $1,020,000 and $1,093,000, respectively.

(g)	Inventories, net:

Inventories consist primarily of green and roasted coffees as well as coffee brewers and packaging materials.

Finished goods, work-in-process and raw material are valued at the lower of cost and market; cost is mainly determined on a first in, first out basis.

(h)	Fixed assets, net:

Fixed assets are stated at cost, net of any investment tax credits, which are accounted for when qualified expenditures are incurred.

The Company follows an industry-wide practice of purchasing and renting coffee brewing and related equipment to customers. These assets are also carried at cost, net of accumulated depreciation.

Expenditures for maintenance, repairs and renewals of minor items are expensed as incurred.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(h)	Fixed assets, net (continued):

Depreciation is calculated using the straight-line method over the following periods:

Asset	Period
Buildings	20 to 30 years
Coffee service equipment	2 to 7 years
Vending equipment	12 years
Machinery and equipment	5 to 15 years
Furniture	10 years
Computer equipment	3 years
Software	5 years
Vehicles	3 to 15 years
Leasehold improvements	Lesser of term of lease and useful life

Depreciation of roasting plants, machinery and equipment, coffee service equipment and vending equipment is included in cost of sales. Depreciation of other fixed assets is included in selling and administrative expenses.

(i)	Impairment of long-lived assets:

The Company reviews long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recognized when the carrying amount of a group of assets held for use exceeds the sum of the undiscounted cash flows expected from its use and eventual disposition. Measurement of an impairment loss is based on the amount by which the group of assets carrying amount exceeds its fair value. Fair value is determined using quoted market prices, when available, or using accepted valuation techniques such as the discounted cash flows method.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(j)	Goodwill:

Goodwill represents the excess of the purchase price over the fair values assigned to identifiable net assets acquired. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. When the fair value of a reporting unit exceeds its carrying amount, then goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is not required. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of earnings.

The Company carried out the test as at April 3, 2010 and March 28, 2009, and concluded it was not required to record an impairment to the carrying value of goodwill.

(k)	Intangible assets:

Intangible assets are stated at cost.

(i)	Customer relations are amortized on the straight-line basis over periods between 15 and 25 years.

(ii)	Trade name and trademarks acquired as part of business acquisitions are considered to have an indefinite life and are therefore not subject to amortization. They are tested annually for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired. The impairment test compares the carrying amount of the trade name and trademarks with their fair values.

(iii)	Non-compete agreements and franchise agreements are primarily amortized over a period of three to five years in accordance with terms of underlying agreement.

(iv)	Patents and licenses are recorded at cost and are amortized using the straight-line method over 17 years.

The amortization of intangible assets is included in selling and operating expenses.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(l)	Deferred financing cost:

The deferred financing costs related to long-term financing are being amortized over the respective life of the applicable debt using a method that approximates the effective interest rate method. Deferred financing costs included in other long-term assets in the accompanying consolidated balance sheet as at April 3, 2010 and March 28, 2009 amount to $6,681,000 and $6,709,000, respectively.

(m)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply when the assets are realized or the liabilities settled. Deferred income tax assets are recognized and, if realization is not considered more likely than not, a valuation allowance is provided. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period during which that enactment occurs.

The Company accounts for tax uncertainties under a two-step approach to determine the amount of tax benefit to be recognized. First, the recognition threshold is evaluated to determine the likelihood a tax position will be sustained upon examination. If the position is determined to be more-likely-than-not to be sustained, then the tax position is measured to determine the amount of benefit to be recognized in the Company’s financial statements.

(n)	Employee future benefits:

(i)	Contractual termination benefits:

The Company accrues the estimated cost of the contractual termination benefits that do not vest, when it is probable that employees will be entitled to benefits and the amount can be reasonably estimated. For vesting contractual termination benefits, the liability and expense are recognized in the period in which employees render services to the entity in return for the benefits, i.e. as defined benefit plans.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(n)	Employee future benefits (continued):

(ii)	Pension plan:

The Company grants certain employees a supplementary defined benefit retirement plan and grants a retirement program for management. The cost of the supplementary employee retirement plans (“SERP”) is calculated according to actuarial methods that encompass management’s best estimate regarding the future evolution of salary levels, the age of retirement of salaried employees and other actuarial factors. These plans are not funded, and the payment of future benefits will be done from the funds of the Company.

The pension expense is applied against earnings and includes the following items:

•	The cost of pension benefits provided in exchange for employees’ services rendered during the year.

•

The amortization of cumulative unrecognized net actuarial gains and losses in excess of 10% of the benefit obligation over the expected average remaining service life of active employees covered by the plan.

•	The amortization of prior service cost over the expected average remaining service life of active employees covered by the plan.

The Company also offers to certain of its employees defined contribution plans. Under these plans, employees can contribute a certain percentage of their salary and the Company can also make annual contributions to the plan.

(o)	Foreign currency translation:

The Company’s functional currency is the Canadian (“CDN”) dollar. The Company’s reporting currency is the U.S. dollar. For reporting purposes, the Company uses the current rate method to translate the CDN dollar results into U.S. dollars for both the current and prior periods. Under the current rate method, the assets and liabilities are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates; revenue and expenses, as well as cash flow items, are translated at average exchange rates for the periods. Any resulting exchange gain or loss on translation is charged or credited to the foreign currency translation adjustment account included as a separate component of accumulated other comprehensive income (loss).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(o)	Foreign currency translation (continued):

U.S. subsidiaries designated the U.S. dollar currency as their functional currency.

In respect of other transactions denominated in currencies other than the functional currency, monetary assets and liabilities of the Company are translated at the period-end rates, and non-monetary assets and liabilities are translated at historical rates. Revenue and expenses are translated at average rates of exchange for the period. All of the exchange gains or losses resulting from these other transactions are recognized in earnings.

(p)	Derivative financial instruments:

The Company uses various derivative financial instruments to manage its exposure to fluctuations in interest rates, foreign currency exchange rates and commodity pricing. The Company does not hold or use any derivative instruments for trading purposes and does not apply hedge accounting.

Coffee purchases are generally denominated in U.S. dollars. The Company uses foreign exchange forward contracts and coffee futures contracts to manage its risks on the purchase of raw materials.

The Company also uses cross currency swap and interest rate swaps to manage its exposure to fluctuations in the foreign exchange rate between the U.S. dollar and the Canadian dollar and the interest rate risk related to its foreign denominated and variable interest rate borrowing namely its first and second lien credit facilities.

Changes in the fair value of coffee futures contracts are recorded in cost of goods sold, while the changes in fair value of interest rate swaps, cross currency swaps and forward foreign exchange contracts are recorded in financial expenses.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(p)	Derivative financial instruments (continued):

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date, and it is based on the principal or most advantageous market for the specific asset or liability. The Company considers the risk of non-performance of the obligor, which in some cases reflects its own credit risk, in determining fair value. In accordance with ASC 820, Fair Value Measurements and Disclosures, the Company categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. This fair value hierarchy is as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities as derived from various stock exchanges;

Level 2 – Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability. Quoted prices of inputs are obtained from such sources as matrix pricing and corroborated pricing or yield curves and indices; and

Level 3 – Unobservable inputs for the asset or liability are obtained from assumptions derived from such sources as investment manager pricing for private placements, private equities, hedge funds, etc.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used in the determination of fair value of the Company’s assets and liabilities, when required, maximize the use of observable inputs and minimize the use of unobservable inputs.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(q)	Revenue recognition:

The Company recognizes revenue from its sales of coffee, coffee services and related products to both direct and wholesale customers, including franchisees, when persuasive evidence of an arrangement exists, the sales prices are fixed or determinable, products are shipped or when services are provided and the customer takes ownership and assumes the risk of loss and collection of the relevant receivable is probable.

Rental income is billed on a periodic or a monthly basis and recognized when services are provided and all obligations have been met. When customers are invoiced, the portion of unearned revenues is recorded as deferred revenues.

The Company’s customers can receive certain incentives and allowances which are recorded as a reduction of sales when the sales incentive is offered and committed to or, if the incentive relates to specific sales, at the later of when that revenue is recognized or the date at which the sales incentive is offered. These incentives include volume based incentive programs and other sales related incentives.

(r)	Cost of sales:

Cost of sales for the Company consists of the cost of raw materials including green coffee inclusive of flavorings and packaging materials; production, warehousing and distribution center costs consisting of direct labor, production overhead, lease of premises and equipment used in production, the cost of brewing equipment manufacturers, fulfillment charges (including those paid to third parties), royalty to third parties, warranty expense, duties, shipping and handling expenses.

(s)	Advertising costs:

The Company expenses the costs of advertising the first time the advertising takes place, except for direct mail campaigns targeted directly at consumers, which are expensed over the period during which they are expected to generate sales. At April 3, 2010 and March 28, 2009, prepaid advertising costs of $187,865 and $123,940, respectively, were recorded in prepaid expenses in the accompanying consolidated balance sheet.

Advertising expense totaled $7,652,042, $6,216,707, $3,982,697 and $1,543,522, for the years ended April 3, 2010 and March 28, 2009, and the 254-day period ended March 29, 2008 and 112-day period ended July 18, 2007, respectively.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(t)	Research and development costs:

Research and development expenses are charged to income as incurred. These expenses amounted to $667,194, $551,139, $531,822 and $255,599, for the years ended April 3, 2010 and March 28, 2009 and the 254-day period ended March 29, 2008 and the 112-day period ended July 18, 2007, respectively. These costs primarily consist of salary and consulting expenses.

(u)	Leasing arrangements:

The Company leases premises from a third party and also leases brewing equipment to customers. Franchisees lease space and the Company has guaranteed certain of those leases. See note note 19 (c) (ii).

(v)	Stock-based compensation and other stock-based payments:

The fair value of stock options to employees and directors is determined at the date of grant using the Black-Scholes option pricing model, and the compensation cost is expensed, on a straight-line basis, over the vesting period of the options with a corresponding increase in contributed surplus. The Company estimates forfeiture rates based on historical experience and future expectations and accrues compensation costs accordingly. When the stock options are exercised, capital stock is credited by the sum of the consideration paid and the related amount previously recorded to the contributed surplus for rendered services.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(w)	Recently adopted accounting pronouncements:

•

In July 2006, the Financial Accounting Standards Board (“FASB”) issued guidance in ASC 710, Income Taxes (formerly Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109”). This guidance clarifies the criteria that an individual tax position must satisfy for some or all of the benefits of that position to be recognized in a company’s financial statements. It prescribes a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return in order for those tax positions to be recognized in the financial statements. The provisions of FIN 48 are applicable for fiscal years beginning after December 15, 2006, which is at the beginning of fiscal year ended July 18, 2007 for the Company.

•

In December 2007, the FASB issued ASC 805, Business Combinations, which changed the accounting for business acquisitions. ASC 805, as amended by FSP No. FAS 141-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination that Arise from Contingencies, issued in April 2009, requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this guidance impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration), exclude transaction costs from acquisition accounting and change accounting practices for acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. The Company adopted this guidance at the beginning of its fiscal year ended April 3, 2010. As a result of this new guidance, a tax valuation allowance of $2,704,000 was reversed to income tax recovery in the statement of earnings for the year ended April 3, 2010 instead of against goodwill.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(w)	Recently adopted accounting pronouncements (continued):

•

In March 2008, the FASB issued ASC 815, Derivatives and Hedging (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB 133”). This guidance is intended to enhance the current disclosure framework. The guidance requires that objectives for using derivative instruments be disclosed in terms of underlying risks and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risk that the entity is intending to manage and amends and expands the disclosure requirements with the intent to provide users of financial statements with an enhanced understanding of: (a) How and why an entity uses financial instruments; (b) How derivative instruments and related hedged items are accounted for and its related interpretations; and, (c) How derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The Company adopted this guidance in its fiscal year ended April 3, 2010.

•

In September 2006, FASB issued guidance in ASC 820 (formerly FASB No. 157, Fair Value Measurements), which establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and expands the required disclosures about fair value measurement. The provisions of ASC 820 adopted at the beginning of its fiscal year ended March 28, 2009, related to financial assets and liabilities, as well as other assets and liabilities carried at fair value on a recurring basis and did not have a material impact on the Company’s consolidated financial statements. The provisions of ASC 820 related to other non-financial assets and liabilities were effective at the beginning of its fiscal year ended April 3, 2010 and have been applied prospectively. These provisions did not have an impact on the Company’s consolidated financial statements.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Significant accounting policies (continued):

(w)	Recently accounting pronouncements (continued):

•

In May 2009, the FASB issued guidance in the ASC Topic 855 - Subsequent Events (formerly SFAS No. 165) of the Codification, which establishes the accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The guidance was effective for interim or annual periods ending after June 15, 2009. In February 2010, the FASB issued Accounting Standards Update No. 2010-09 - Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which provides amendments to Subtopic 855-10 to alleviate potential conflicts with the SEC’s requirements in regard to subsequent event disclosures. An entity that is an SEC filer is required to evaluate subsequent events through the date on which the financial statements are issued and is not required to disclose the date through which subsequent events have been evaluated. This guidance is effective for financial statements issued for interim and annual periods ending after February 2010. The Company adopted this guidance at the beginning of its fiscal year ended April 3, 2010. This guidance did not impact the Company’s consolidated financial statements.

•

In December 2007, the FASB issued guidance in the ASC Subtopic 810-10 (formerly SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51). ASC Subtopic 810-10 requires an entity to clearly identify and present ownership interests in subsidiaries held by parties other than the entity in the consolidated financial statements within the equity section, but separate from the entity’s equity. It also requires the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income; changes in ownership interest be accounted for as equity transactions; and when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary be measured at fair value. The presentation and disclosure requirements of ASC Subtopic 810-10 were applied retrospectively. The Company adopted this guidance at the beginning of its fiscal year ended April 3, 2010. The adoption of ASC Subtopic 810-10 changed the presentation of previously reported line items of non-controlling interests and other changes described in note 8.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisitions:

(a)	Business and asset acquisitions for the year ended April 3, 2010:

During the year, the Company had several business acquisitions. Results of the businesses acquired are included from the date of the acquisition in the consolidated financial statements of the Company. The total consideration was approximately $3,131,253. The Company also acquired the non-controlling interest in two of its consolidated subsidiaries for $6,956,000 ($6,555,000 in cash) (note 8).

The acquisitions are summarized as follows:

Acquisitions 2010
Assets acquired:
Non-cash operating working capital	$519
Fixed assets	748
Non-compete agreements	77
Customer relations	1,565
Goodwill	222

$3,131

Consideration:
Cash	$2,109
Portion of purchase price unpaid at the acquisition date	1,022

$3,131

(b)	Business acquisitions and disposals for the year ended March 28, 2009:

During the previous year, the Company made several business acquisitions and disposals. Results of the businesses acquired are included from the date of the acquisition in the consolidated financial statements of the Company. The total net consideration was approximately $385,000.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisitions (continued):

(b)	Business acquisitions and disposals for the year ended March 28, 2009 (continued):

The acquisitions and disposals are summarized as follows:

	Acquisitions	Disposal	Net 2009
Assets acquired and disposed of:
Non-cash operating working capital	$257	$257	$—
Fixed assets	342	520	(178)
Non-compete agreements	148	—	148
Customer relations	1,260	—	1,260

	2,007	777	1,230
Liabilities assumed:
Gain on disposal	—	845	(845)

	$2,007	$1,622	$385

Consideration:
Cash	$1,412	$1,622	$(210)
Portion of purchase price unpaid at the acquisition date	595	—	595

	$2,007	$1,622	$385

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisitions (continued):

(c)	Business acquisitions and disposals for the 254-day period ended March 29, 2008:

	Acquisitions	Disposal	Net 2008
Assets acquired and disposed of:
Non-cash operating working capital	$373	$568	$(195)
Fixed assets	544	222	322
Non-compete agreements	751	4	747
Customer relations	957	16	941
Goodwill	163	78	85

	2,788	888	1,900
Liabilities assumed:
Non-controlling interest	(237)	—	(237)
Gain on disposal	—	188	(188)

	$3,025	$1,076	$2,325

Consideration:
Cash	$2,783	$901	$1,882
Portion of purchase price unpaid at the acquisition date	242	175	67

	$3,025	$1,076	$1,949

(d)	Business acquisition of Van Houtte Inc. on July 19, 2007:

On July 19, 2007, the Company completed the acquisition of Van Houtte Inc. Each share of Van Houtte Inc. was acquired at a price of CDN$25. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition. The purchase price allocation is based upon management’s best estimate of the fair value of the assets acquired and liabilities assumed and the Company has engaged a third party valuation firm to assist in determining the fair values of the assets and liabilities acquired particularly in the area of intangible assets. The excess of the fair value of the acquired net assets over cost was recorded to goodwill. These fair values have been reflected in these consolidated financial statements.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisitions (continued):

(d)	Business acquisition of Van Houtte Inc. on July 19, 2007 (continued):

Fair value
Assets:
Cash	$556
Accounts receivable	42,956
Inventories	35,172
Prepaid expenses	3,029
Deferred income taxes	728
Investments	2,246
Fixed assets	123,135
Intangible and other assets	264,707
Goodwill	233,877

706,406
Liabilities and shareholders’ equity:
Accounts payable and accrued liabilities	27,405
Income taxes payable	11,346
Deferred income	679
Long-term debt	2,239
Deferred income taxes	81,774
Other long-term liability	5,687
Non-controlling interest in a subsidiary	6,826

135,956

Net assets acquired	$570,450

Consideration:
Cash	$565,391
Common shares	1,299
Cost related to the acquisition	3,760

$570,450

The cash consideration includes the reimbursement of the outstanding debt of Van Houtte Inc. of $47,417,229 at the time of the acquisition and options cashed out of $2,807,000.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisition (continued):

(e)	Business acquisitions and disposals for the 112-day period ended July 18, 2007 (Predecessor):

During the 112-day period, the Company made several business acquisitions and disposals. Results of the businesses acquired are included from the date of the acquisition in the consolidated financial statements of the Company. The total net consideration was $1,371,000.

The acquisitions and disposals are summarized as follows:

	Acquisitions	Disposal	Net 2008
Assets acquired and disposed of:
Non-cash operating working capital	$—	$33	$(33)
Fixed assets	935	67	868
Non-compete agreements	164	—	164
Customer relations	179	—	179

	1,278	100	1,178
Liabilities assumed:
Non-controlling interest	(260)	—	(260)
Gain on disposal	—	67	(67)

	$1,538	$167	$1,371

Consideration:
Cash	$1,539	$121	$1,417
Portion of purchase price unpaid at the acquisition date	—	46	(46)

	$1,539	$167	$1,371

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

3.	Rental income:

Rental income includes the income from the coffee service equipment for rental under lease agreements. It also includes an estimation of the implicit rental income included in the coffee services agreements which provide customers the right to use the coffee service equipment for a consideration which is implicitly included in the selling price of coffee.

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Income under lease agreements	$20,737	$21,247	$22,564	$6,761
Implicit rental income	16,619	17,937	13,379	5,489

	$37,356	$39,184	$35,943	$12,250

4.	Financial expenses:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Interest on long-term debt	$24,757	$29,553	$22,118	$781
Interest on subordinated note to parent company	6,660	6,030	4,863	—
Unrealized change in fair value of derivative financial instruments	64,804	(64,819)	19,419	122
Unrealized foreign exchange (gain) loss on translation of long-term debt	(71,291)	66,933	(9,253)	—
Realized loss (gain) on derivative financial instruments	1,141	(418)	2,422	—
Amortization of deferred financing costs	1,432	1,393	1,072	242
Other	1,643	1,022	(320)	(139)

	$29,146	$39,694	$40,321	$1,006

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

5.	Goodwill impairment loss and other expenses:

During the 112-day period ended July 18, 2007, the Company concluded that the goodwill of its subsidiary VKI Technologies Inc. was impaired. Accordingly, an impairment charge of $5,036,000 was recorded. The enterprise value of the reporting unit has been determined using the discounted cash flow method and comparable trading and transaction multiples.

During the 112-day period ended July 18, 2007, the Company incurred expenses in the amount of $6,756,000 related to the strategy review of value enhancement. Those expenses were charged to the statement of earnings.

6.	Income taxes:

Income tax expense (recovery) is detailed as follows:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Earnings (loss) before income taxes:
Canada	$13,189	$(13,077)	$(22,506)	$(4,670)
US Federal	(7,729)	6,508	127	(343)

	5,460	(6,569)	(22,379)	(5,013)
Current:
Canada	(1,681)	1,833	3,591	3,126
US Federal	196	(94)	140	466

	(1,485)	1,739	3,731	3,592
Deferred:
Canada	(3,645)	1,979	(15,755)	1,020
US Federal	(1,157)	645	702	9,714

	(4,802)	2,624	(15,053)	10,734

Income tax expense (recovery)	$(6,287)	$4,363	$(11,322)	$14,326

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Income taxes (continued):

The following table reconciles the statutory tax rate with the effective tax rate:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Combined statutory tax rate	30.65%	30.90%	31.63%	32.80%
Earnings (losses recovered) taxed at a different rate than the statutory rate	2.72	(0.98)	(0.35)	0.24
Permanent differences:
Non-deductible portion of capital losses	8.54	7.75	7.18	(26.54)
Other non-deductible expenses	3.41	(5.23)	(5.10)	—
Valuation allowance:
Increase in valuation allowance	(127.48)	(98.42)	(16.52)	(113.10)
Adjustment to deferred income tax assets and liabilities for enacted changes in tax laws and rates	(21.70)	7.61	34.39	0.15
Other items	(11.24)	(8.03)	(0.64)	(53.37)

Effective tax rate	(115.10)%	(66.40)%	50.59%	(159.82)%

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Income taxes (continued):

The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities are as follows:

	April 3, 2010	March 28, 2009
Deferred income tax assets:
Deductible reserve	$1,746	$1,851
Pension benefit liability and post-employment benefits	1,157	849
Tax losses carried forward	12,024	10,110
Differences between book and tax bases of fixed assets and other long-term assets	1,745	937
Long-term debt and financial instruments	1,706	3,485
Valuation allowance	(8,415)	(14,367)

Total deferred income tax assets	9,963	2,865
Deferred income tax liabilities:
Differences between book and tax bases of fixed assets	5,628	5,364
Differences between book and tax bases of goodwill, intangible and other assets	75,127	61,254
Other	266	168

Total deferred income tax liabilities	81,021	66,786

Net deferred income tax liability	$(71,058)	$(63,921)

These deferred tax assets and liabilities are presented in the consolidated balance sheets as follows:

	April 3, 2010	March 28, 2009
Deferred income tax assets:
Current	$1,797	$1,806
Non-current	2,070	1,202

	3,867	3,008
Deferred income tax liabilities:
Current	213	122
Non-current	74,712	66,807

	74,925	66,929

	$(71,058)	$(63,921)

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Income taxes (continued):

On an annual basis, the Company assesses the need to establish a valuation allowance for its deferred income tax assets and, if it is deemed more likely than not, its deferred income tax assets will not be realized based on its taxable income projections, and a valuation allowance is recorded. As at April 3, 2010, the Company has recorded a valuation allowance of $8,415,000 relating to loss carryforwards and other tax benefits since the realization is not more likely than not ($14,367,000 as at March 28, 2009).

As at April 3, 2010, the Company had net operating loss carryforwards for income tax purposes, available to reduce future Canadian federal, Canadian provincial and US federal taxable income of approximately $9,302,000 (2009 - $7,687,000), $47,215,000 (2009 - $32,951,000) and $28,591,000 (2009 - $29,969,000), respectively.

These losses will expire as follows:

	April 3, 2010
	Federal	Provincial	US Federal
2022	$—	$—	$6,610
2023	—	—	6,811
2024	—	—	4,483
2025	—	—	4,001
2026	—	28,130	4,414
2027	—	—	687
2028	3,715	3,715	1,585
2029	1,682	10,378	—
2030	3,905	4,993	—

	$9,302	$47,216	$28,591

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Income taxes (continued):

	March 29, 2009
	Federal	Provincial	US Federal
2021	$—	$—	$1,127
2022	—	—	6,939
2023	—	—	6,810
2024	—	—	4,483
2025	—	—	4,001
2026	—	18,169	4,414
2027	3,175	3,183	40
2028	3,141	3,141	647
2029	1,371	8,457	1,508

	$7,687	$32,950	$29,969

The Company recognized tax credits of $669,000 in the year ended April 3, 2010 and $436,000 in the year ended March 28, 2009 for eligible research and development expenditures, which reduced the cost of equipment.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Income taxes (continued):

The following table provides a reconciliation for unrecognized tax benefits for tax positions:

	April 3, 2010	March 28, 2009
Gross unrecognized tax benefits at the beginning of the year	$9,682	$9,242
Additions:
Tax positions related to the current year	625	2,132
Interest and penalties accrued on tax positions	97	402
Deductions:
Tax positions related to prior years due to expiration of statute of limitations	(1,826)	(242)

Gross unrecognized tax benefits, end of year	8,578	11,534
Translation adjustment	2,106	(1,852)

Net unrecognized tax benefits, end of year	$10,684	$9,682

As at April 3, 2010, the gross amount of the unrecognized tax benefits was $10,684,000, of which $1,061,000 related to accrued interest. If recognized, a net amount of $5,232,000 of unrecognized tax benefits would affect the effective tax rate, and the remaining amount will not have an impact as it relates to temporary differences.

The Company does not anticipate any reversal of unrecognzied tax benefits in the next twelve months.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in income tax expense in the Company’s consolidated statement of earnings.

In Canada, both the Company’s federal and provincial tax returns filed for the years 2005 to 2010 remain subject to examination by the taxation authorities. In the U.S., the income tax returns filed for the years 2007 to 2010 remain subject to examination by the taxation authorities.

As at April 3, 2010, the total amount of unrecognized tax benefits classified as other long-term liabilities is $5,232,000 (2009 - $3,658,000).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

7.	Additional information on cash flows:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Operating activities:
Changes in non-cash operating working capital items:
Accounts receivable	$(2,767)	$(1,651)	$(3,731)	$4,064
Inventories	3,598	(5,769)	9,433	(676)
Prepaid expenses	655	(2,142)	(155)	147
Accounts payable and accrued liabilities	1,657	5,663	3,116	(6,872)
Accrued interest	(5,879)	(1,073)	13,350	—
Deferred income	—	—	—	(35)
Income taxes payable/receivable	301	(4,526)	801	(2,121)
Working capital acquired/disposed	489	18	(211)	(33)

	$(1,946)	$(9,480)	$22,603	$(5,526)

Cash payments of interest and income taxes were as follows:
Interest paid	$31,342	$30,254	$16,659	$998
Interest paid on the subordinated note	7,118	6,569	—	—
Income taxes (received) paid	(2,863)	3,665	492	(2,836)

Additions to fixed assets financed by accounts payable	$1,007	$952	$1,437	$983

Additions to fixed assets financed by capital lease obligations	$—	$23	$102	$39

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

7.	Additional information on cash flows (continued):

The opening balance sheet as at July 19, 2007 presents the financial situation immediately after the acquisition of Van Houtte Inc. The following transactions occurred simultaneously at the time of inception of the Company and the acquisition of Van Houtte Inc.:

Issuance of capital stock (note 17)	$112,608
Issuance of the first and second lien credit and the subordinated note to the parent company (notes 14 and 15)	474,035
Reimbursement of outstanding debt of Van Houtte Inc. (note 2)	(47,329)
Deferred financing costs incurred	(10,431)
Acquisition of outstanding shares of Van Houtte Inc.	(514,068)
Options cashed out	(2,807)
Cost related to the acquisition	(3,342)

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

8.	Redeemable non-controlling interest:

Net earnings attributable to redeemable non-controlling interest reflects the portion of the earnings (losses) of consolidated entities applicable to the redeemable non-controlling interest partners in the consolidated statement of earnings. The Company’s redeemable non-controlling interests are redeemable at amounts based on formulas specific to each entity. The Company classifies its redeemable non-controlling interest outside of shareholders’ equity in the consolidated balance sheet and measures it at the redemption value at each period-end. The difference between the carrying values of the redeemable non-controlling interest and the redemption values at each period-end is recorded in deficit.

During the year ended April 3, 2010, the Company acquired the redeemable non-controlling interests in two of its consolidated subsidiaries for $6,956,000 ($6,555,000 in cash).

9.	Related party transaction:

During the year ended April 3, 2010, the Company expensed interest related to the subordinated loan to parent company for $6,659,836 (March 28, 2009 - $6,029,722 and the 254-day period ended March 29, 2008 - $4,862,697). As at April 3, 2010, $5,500,201 (March 28, 2009 - $4,151,983) of interest due to parent company is included in accounts payable and accrued liabilities.

During the year ended April 3, 2010, the Company paid management fees and expenses of $1,064,842 (March 28, 2009 - $1,028,966 and the 254-day period ended March 29, 2008 - $1,279,709) to its controlling shareholder, which are classified in general and administrative expenses.

These transactions were conducted on non-arm’s length terms.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

10.	Inventories, net:

	April 3, 2010	March 28, 2009
Raw material	$8,211	$8,863
Goods in process	584	595
Finished goods	20,681	17,742

	$29,476	$27,200

The amount of inventories recognized as an expense during the year ended April 3, 2010 is $148,770,492 ($135,254,307 for the year ended March 28, 2009, $96,936,243 for the 254-day period ended March 29, 2008 and $39,766,323 for the 112-day period ended July 18, 2007). As at April 3, 2010, inventories included a provision for obsolescence of $537,485 ($460,643 as at March 29, 2009).

The inventories as at July 19, 2007 were recorded at their estimated selling price less the cost of disposal and a reasonable profit allowance for the selling effort of the acquirer. Consequently, as at July 19, 2007, the value of goods in process and finished goods manufactured by the Company included an amount of $6,076,882, representing the excess value assigned to inventory, compared to their manufacturing cost at which these manufactured goods would have been otherwise recorded.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

11.	Fixed assets, net:

	April 3, 2010
	Cost	Accumulated amortization	Net book value
Land	$2,139	$—	$2,139
Building	13,438	1,635	11,803
Retail equipment	9,740	5,550	4,190
Vending equipment	1,814	577	1,237
Coffee service equipment (i)	103,412	54,432	48,980
Machinery and equipment	23,528	5,485	18,043
Furniture, computer equipment and leasehold improvements	15,167	8,380	6,787
Vehicles	14,178	7,576	6,602
Software	8,910	4,104	4,806

	$192,326	$87,739	$104,587

	March 28, 2009
	Cost	Accumulated amortization	Net book value
Land	$1,743	$—	$1,743
Building	10,512	824	9,688
Retail equipment	7,044	3,273	3,771
Vending equipment	1,262	321	941
Coffee service equipment (i)	78,911	29,383	49,529
Machinery and equipment	16,105	2,870	13,235
Furniture, computer equipment and leasehold improvements	10,924	4,614	6,310
Vehicles	11,206	4,180	7,026
Software	6,598	1,966	4,632

	$144,305	$47,431	$96,875

(i)	The coffee service equipment is for rental or provided to customers, pursuant to coffee services agreements.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

12.	Intangible assets, net:

	April 3, 2010
	Cost	Accumulated amortization	Net book value
Customer relations	$153,678	$21,244	$132,434
Trade name and trademarks	125,079	—	125,079
Non-compete agreements	2,226	1,327	899
Franchise agreement	866	584	282
Patents and licenses	474	190	284

	$282,323	$23,345	$258,978

	March 28, 2009
	Cost	Accumulated depreciation	Net book value
Customer relations	$125,537	$10,918	$114,619
Trade name and trademarks	101,931	—	101,931
Non-compete agreements	1,972	780	1,192
Franchise agreement	865	368	497
Patents and licenses	370	106	264

	$230,675	$12,172	$218,503

Total amortization expense amounted to $8,115,639, $8,007,962, $6,045,012 and $435,128, for the years ended April 3, 2010 and March 28, 2009 and the 254-day period ended March 29, 2008 and the 112-day period ended July 18, 2007, respectively.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

12.	Intangible assets, net (continued):

Estimated amortization expense for each of the next five years is as follows:

2011	$8,178
2012	8,178
2013	8,178
2014	8,178
2015	8,178

Total	$40,890

13.	Goodwill:

The changes in the carrying amount of goodwill are as follows:

Balance as at March 29, 2008	$246,462
Translation adjustments	(33,660)
Recognition of the tax benefits relating to the valuation allowance (note 4)	(2,902)

Balance as at March 28, 2009	209,900
Business acquisitions, net	222
Translation adjustments	34,481

Balance as at April 3, 2010	$244,603

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

14.	Long-term debt:

	April 3, 2010	March 28, 2009
Senior Secured first and second lien credit (a)	$367,824	$371,250
Other	2,728	2,915

	370,552	374,165
Current portion of long-term debt (b)	11,960	4,502

	$358,592	$369,663

(a)	As at July 19, 2007, the Company has contracted Senior Secured Credit Facilities amounting to $425,000,000. This consists of a $220,000,000 aggregate amount of Tranche B term loans, a $30,000,000 amount of Tranche C, up to $50,000,000 aggregate principal amount of revolving commitments, and second lien Senior Secured Credit Facilities totaling $125,000,000. These loans bear interest at base rate plus applicable margin which is dependent on the leverage ratio of the Company, payable every three months. The effective rate for the year ended April 3, 2010 was 6.62% (2009 - 7.97%). The term B and C loans are repaid in consecutive quarterly installments of $532,000 and $73,000, respectively, maturing in July 2014. The second lien is repayable entirely at the maturity date, which is January 2015. The Company is also subject to additional mandatory prepayments from the net assets sale proceeds, excess cash flow for each fiscal year and from net proceeds of any issuance of debt. Issuance fees of $10,809,203 have been capitalized and are being amortized using the effective interest rate method. These first and second lien credit facilities contain covenants, such as maintaining certain financial ratios and some restrictions on the payment of dividends and asset acquisitions and dispositions. Certain of the Company’s subsidiaries, as guarantors, have agreed to guarantee the Company’s obligations and to secure their obligations by granting a first and second lien, respectively, on substantially all their respective assets, including a pledge of all the capital stock of each of their respective subsidiaries.

As part of the share purchase transaction that occurred on December 17, 2010, the first and second lien credits and the related cross-currency swaps and interest rate agreements have been repaid and settled by the purchaser, including prepayment penalties for an aggregate amount of CDN$407,592,000 (note 22).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

14.	Long-term debt (continued):

(b)	In accordance with the contractual terms of various borrowing agreements, the Company would make the following repayments over the next five years:

2011	$11,033
2012	2,795
2013	2,554
2014	2,400
2015	2,134

The above amount for 2011 includes management’s estimate of excess cash flows, while further years exclude it as the amount cannot be estimated reliably.

15.	Subordinated note to parent company:

As at July 19, 2007, the Company contracted a subordinated loan of CDN$82,079,207 from LJVH Investment L.P. (the “parent company”), bearing interest at a rate of 9%, interest payable annually beginning on July 31, 2008, and maturing on July 31, 2037.

On July 19, 2007, the Company entered into a continuing subscription agreement on or before the first business day of August prior to the maturity of the subordinated notes for so long as the subordinated notes are outstanding, beginning August 1, 2008 (each such date, the “closing date”), the parent company will purchase from the Company or will cause one or more of its subsidiaries to subscribe for and purchase from the Company additional notes and/or Class B preferred shares with a principal amount or aggregate Class B liquidation price (in the case of the Class B preferred shares) equal to 8% of the principal amount of the notes owned by the parent company or its subsidiaries on such closing date (note 17 (a)).

On August 1, 2009, under this agreement, LJVH Investment L.P. subscribed for an additional note of CDN$4,611,026 (CDN$4,377,558 on August 1, 2008). As at April 3, 2010, the total subordinated note is $90,309,401 ($69,869,888 on March 28, 2009).

Subsequent to year-end, as part of the Share Purchase transaction, these notes have been converted into Class B preferred shares (note 22).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

16.	Other long-term liabilities:

	April 3, 2010	March 28, 2009
Accrued pension benefit	$4,049	$2,803
Less portion classified in accrued liabilities	(148)	(138)
Contractual termination benefits	329	382
Unrecognized tax benefit (note 6)	5,232	3,658

Other long-term liabilities	$9,462	$6,705

The Company grants, to certain employees in Canada, a supplementary final career defined benefit retirement plan and a retirement plan for the management employees.

Contractual termination benefits are vesting benefits and as such are accounted for as defined benefit pension plans.

The following table reconciles the variation of the accumulated benefit obligations for pension plans as at:

	April 3, 2010	March 28, 2009
Accumulated pension benefit obligations, beginning of year	$2,803	$6,371
Current benefit costs	286	338
Interest expense on accumulated benefit obligations	223	157
Benefits paid	(87)	(3,073)
Actuarial loss (gain)	139	(101)
Translation adjustment	685	(889)

Accumulated pension benefit obligations, end of year	$4,049	$2,803

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

16.	Other long-term liabilities (continued):

Amounts recognized in accumulated other comprehensive income for pension plans consist of:

				July 18,	March 31,
	April 3,	March 28,	March 29,	2007	2007
	2010	2009	2008	Predecessor	Predecessor
Net loss (gain) on pension defined benefits (net of tax of $66, $12, $(8), $142 and $130, respectively)	$(147)	$(25)	$20	$(320)	$(286)
Prior service costs transitional obligation (net of tax of $263 and $275, respectively)	—	—	—	(593)	(605)
Amortization of transition pension obligation (net of tax of $102 and $97, respectively)	—	—	—	(230)	(213)

Total recognized in accumulated other comprehensive income for pension plans	$(147)	$(25)	$20	$(1,143)	$(1,104)

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

16.	Other long-term liabilities (continued):

Components of net periodic pension benefit costs and other amounts recognized in other comprehensive income are as follows:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Cost of services rendered during the year	$286	$338	$198	$117
Interest expense on accumulated benefit obligations	223	157	227	62
Amortization of transition obligation	—	—	—	15

Net periodic cost	$509	$495	$425	$194

Other changes in pension benefit obligations recognized in other comprehensive income:

				Period ended
	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	July 18, 2007 Predecessor
			(254 days)	(112 days)
Unrealized gain (loss) on pension benefits (net of tax of $54, $23, $(9) and $(1), respectively)	$(122)	$(45)	$20	$3
Prior service cost on pension benefits (net of tax of $67)	—	—	—	77
Amortization of transition pension obligation (net of tax of $5)	—	—	—	10

Total recognized in other comprehensive income	$(122)	$(45)	$20	$90

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

16.	Other long-term liabilities (continued):

The assumptions used to determine the pension expense during the period were as follows:

	Year ended April 3, 2010	Year ended March 28, 2009	Period ended March 29, 2008	Period ended July 18, 2007 Predecessor
			(254 days)	(112 days)
Accrued benefit obligation assumptions:
Discount rate	5.50%	5.00%	5.25%	5.00%
Rate of compensation increase	5.00%	5.25%	5.00%	3.00%
Benefit cost assumptions:
Discount rate	5.00%	5.25%	5.00%	5.00%
Rate of compensation increase	5.25%	5.00%	3.00%	3.00%

The following benefit payments are expected to be paid for the management retirement plan:

2011	$366
2012	366
2013	366
2014	366
2015	366
2016 - 2020	1,820

Following the closing of the share purchase transaction described in the note 22, the main SERP plan was terminated, which resulted in lump-sum payments of CDN$3,110,000.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

16.	Other long-term liabilities (continued):

For the SERP, the Company issued letters of guarantee of $2,179,495 and $227,457.

As part of the defined contribution plans, the following contributions were paid:

•	$270,546 for the year ended April 3, 2010;

•	$291,703 for the year ended March 28, 2009;

•	$216,429 for the 254-day period ended March 29, 2008; and

•	$88,888 for the 112-day period ended July 18, 2007.

17.	Capital stock:

Authorized:

An unlimited number of common shares, voting

An unlimited number of Class A preferred shares, non-voting, non-participating except in a case of liquidation event (i); the holders of the Class A preferred shares shall be entitled to receive, in priority to any payment or distribution in respect of shares of any other class, an amount per share equal to the initial subscription price plus an annual yield of 8.5%, compounded annually.

An unlimited number of Class B preferred shares, non-voting, non-participating except in a case of liquidation event ( i); the holders of the Class B preferred shares shall be entitled to receive, in preference and priority to any payment or distribution of the assets of the Company to the holders of common shares, an amount per share equal to the initial subscription price plus an annual yield of 8%, compounded annually.

(i)

A liquidation event is defined as a wind-up, liquidation or dissolution of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs or otherwise. As at April 3, 2010, the liquidation price of the Class A preferred shares and the Class B preferred shares are $74,176,914 and $68,722,729, respectively.

As part of the share purchase transaction, Class A and Class B preferred shares were purchased by Green Mountain Coffee Roasters, Inc. on December 17, 2010 (note 22).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

	April 3, 2010	March 28, 2009	March 29, 2008	July 19, 2007
Issued and paid:
1,420,762 common shares (1,420,762 as at March 28, 2009, 1,418,144 as at March 29, 2008 and 1,396,985 as at July 19, 2007)	$1,364	$1,364	$1,361	$1,340
60,000,000 Class A preferred shares	57,546	57,546	57,546	57,546
60,581,548 Class B preferred shares (58,604,942 as at March 28, 2009, 56,319,012 as at March 29, 2008 and 56,222,238 as at July 19, 2007)	58,128	56,018	53,820	53,722

	$117,038	$114,928	$112,727	$112,608

	July 18, 2007	March 31, 2007
	Predecessor	Predecessor
Issued and paid:
5,300,000 multiple voting shares	$302	$302
16,234,083 subordinate voting shares (2007 - 16,202,831 shares)	111,701	110,966

	$112,003	$111,268

(a)	Shares issuance:

(i)	During the year ended April 3, 2010:

On July 31, 2009, as part of the continuing subscription agreement (note 10), the Company issued 1,976,606 Class B preferred shares for a total cash consideration of CDN$2,305,514.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

(a)	Shares issuance (continued):

(ii)	During the year ended March 28, 2009:

On July 31, 2008, as per the continuing subscription agreement, the Company issued 2,026,647 Class B preferred shares for a cash consideration of CDN$2,188,779.

On August 19, 2008, the Company issued 2,768 common shares and 274,133 Class B preferred shares for a cash consideration of CDN $300,000.

On January 22, 2009, the Company cancelled 150 common shares and 14,850 Class B preferred shares for a cash consideration of CDN$15,000.

(iii)	During the 254-day period ended March 29, 2008:

On November 15, 2007, the Company issued 977 common shares and 96,774 Class B preferred shares for a total cash consideration of CDN$100,000.

On September 20, 2007, the Company issued 20,182 restricted common shares for a total consideration of CDN$20,182.

(iv)	At inception of the Company on July 19, 2007:

On July 19, 2007, 1,383,449 common voting shares, 60,000,000 Class A preferred shares and 54,882,149 Class B preferred shares have been issued for a cash consideration of CDN$116,300,000.

(v)	At the time of the acquisition of Van Houtte Inc. on July 18, 2007:

As a consideration of the acquisition of Van Houtte Inc., 13,536 common voting shares and 1,340,089 Class B preferred shares have been issued in exchange of the investment of 54,145 subordinated voting shares of Van Houtte Inc.

(vi)	For the 112-day period ended July 18, 2007:

During the period, 31,252 subordinate voting shares were issued upon the exercise of stock options, for a cash consideration of CDN$603,998. Following the exercise of those options, CDN$197,823 was transferred from the contributed surplus to the capital stock.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

(b)	Omnibus stock incentive plan:

Under the Company’s omnibus stock incentive plan, a maximum of 15% of the common shares are reserved for employees of the Company. The exercise price of each option shall be the fair market value at the time the option is granted as determined in good faith by the Board. Each option may be exercised during a period not exceeding 10 years from the date it is granted. Options generally vest at a rate of 20% per year on each of the first four years and the remaining 20% after 10 years.

The following table provides details regarding changes to outstanding options for the periods ended:

	April 3, 2010		Mach 28, 2009
	Options	Weighted average exercise price	Options	Weighted average exercise price
		(CDN$ - in dollars)		(CDN$ - in dollars)
Balance at the beginning of the period	103,983	$1.00	100,160	$1.00
Granted	14,532	20.00	21,054	1.00
	1,500	40.00	—	—
Cancelled	(3,494)	1.00	(17,231)	(1.00)

Balance at end of period	116,521	3.87	103,983	1.00

Vested options at end of year	43,113	$1.00	26,090	$1.00

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

(b)	Omnibus stock incentive plan (continued):

	254-day period ended March 29, 2008		112-day period ended July 18, 2007
	Options	Weighted average exercise price	Options	Weighted average exercise price
		(CDN$ - in dollars)		(CDN$ - in dollars)
Balance at the beginning of the period	—	$—	706,047	$21.09
Granted	104,818	1.00	—	—
Cancelled	(4,658)	1.00	(217,817)	27.19
Exercised	—	—	(31,252)	19.33
Expired	—	—	—	—
Cash-out option	—	—	(456,978)	—

Balance at end of period	100,160	$1.00	—	$—

Vested options at end of year	11,880	$1.00	—	$—

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

(b)	Omnibus stock incentive plan (continued):

The following table summarizes information about stock options outstanding as at April 3, 2010:

Exercise price	Number of options outstanding	Weighted average remaining contractual life (in years)
(CDN$ - in dollars)
$1	100,489	7.5
$20	14,532	9.4
$40	1,500	9.9

The following table summarizes information about stock options exercisable as at April 3, 2010:

Exercise price	Number of options outstanding	Weighted average remaining contractual life (in years)
(CDN$ - in dollars)
$1	43,113	7.8

Of the total options granted since the acquisition of Van Houtte by LJVH Holdings Inc. on July 19, 2007 approximately 85% were granted when the fair value of the underlying shares was determined by the Board to be CDN$1.00, Accordingly the total fair value of options (as determined on the respective grant dates) granted since July 19, 2007 is nominal and no compensation cost has been recognized in the statement of earnings.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

17.	Capital stock (continued):

(b)	Omnibus stock incentive plan (continued):

In addition to the above, as part of an “Executive Option Agreement” concluded on September 20, 2007, the Company also granted to certain employees 1,176,120 options to purchase Class B preferred shares, for an exercise price of CDN$1.00. The options on Class B preferred shares have been granted when the fair value of such shares was determined by the Board to be CDN$1.00. These options vest only upon a liquidity event, as defined in the agreement, and have a life of 10 years. No compensation cost has been recognized in relation to the above grant.

As part of the share purchase transaction described in note 22, all of the outstanding options have vested and have been exercised for common and preferred shares for an aggregate amount of CDN$451,131.

(c)	Restricted shares:

On July 19, 2007, certain U.S. employees subscribed to 20,182 restricted common shares of the Company by paying the fair value of such shares in cash. Under the terms of the subscription agreement, these shares shall become vested by a tranche of 20% on each of the first four anniversaries of the subscription. The remaining shares will vest upon the earlier of a liquidity event or the 10-year anniversary. The owners of these shares can exercise any voting and other rights as a shareholder for all the vested shares.

As at April 3, 2010, 12,109 common shares are unvested (16,146 in 2009 and 20,182 in 2008). As part of the share purchase transaction described in note 22, unvested shares become vested and were purchased by Green Mountain Roasters, Inc.

(d)	Stock options for the 112-day period ended July 18, 2007:

Following the announcement of the acquisition of the Company by Littlejohn & Co LLC (“Littlejohn”), the Company cashed out the vested options as at July 18, 2007 just before the acquisition and terminated the stock option plan.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

18.	Accumulated other comprehensive income:

The components of accumulated other comprehensive loss, net of taxes, were as follows:

		Accumulated other comprehensive income (loss) attributable to LJVH Holdings Inc.		Accumulated other compre- hensive income (loss) attributable to non-controlling interest
	Defined benefits	Foreign currency translation	Accumulated comprehensive income	Foreign currency translation
Balance as at March 31, 2007	$(1,104)	$10,043	$8,939	$2,128
(Predecessor)
Other comprehensive income, net of tax	(292)	(10,406)	(10,698)	(570)

Balance as at July 18, 2007	$(1,396)	$(363)	$(1,759)	$1,558
(Predecessor)
Cancellation of Predecessor other comprehensive income, net of tax	1,396	363	1,759	—

Balance as at July 19, 2007	$—	$—	$—	$1,558
(Successor)
Other comprehensive income, net of tax	20	842	862	345

Balance as at March 29, 2008	$20	$842	$862	$1,903
(Successor)
Other comprehensive income, net of tax	(45)	(3,529)	(3,574)	(3,224)

Balance as at March 28, 2009	$(25)	$(2,687)	$(2,712)	$(1,321)
(Successor)
Other comprehensive income, net of tax	(122)	3,727	3,605	3,370

Balance as at April 3, 2010 (Successor)	$(147)	$1,040	$893	$2,049

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

19.	Commitments and guarantees:

(a)	Lease commitments:

The Company rents premises and equipment under operating leases which expire at various dates up to 2024 and for which gross rents total $26,477,422. Of this amount, $6,680,877 is assumed by the franchisees of the Company. Annual payments under these leases for the next five years and thereafter are as follows:

	Gross	Franchisee	Net
2011	$6,563	$822	$5,741
2012	5,873	810	5,063
2013	4,652	787	3,865
2014	3,066	788	2,278
2015	2,196	751	1,445
2016 and thereafter	4,128	2,723	1,405

Lease expenses related to the operating leases amounted to $6,831,821 for the year ended April 3, 2010, $6,653,149 for the year ended March 28, 2009, $4,914,322 for the 254-day period ended March 29, 2008 and $2,107,675 for the 112-day period ended July 18, 2007, respectively.

(b)	Coffee commitments:

As at April 3, 2010, the Company had green coffee purchase commitments, totaling approximately $9,794,000, of which approximately 95% had a fixed price. These commitments extend through September 2010. The value of the variable portion of these commitments was calculated using an average “C” price of coffee of $1.3818 per pound as at April 3, 2010.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

19.	Commitments and guarantees (continued):

(c)	Guarantees:

(i)	Directors’ and officers’ indemnification agreements:

The Company indemnifies its directors and officers, former directors and officers and individuals who act or who have acted at the Company’s request as directors or officers of an entity in which the Company is a shareholder or creditor, to the extent permitted by law, against any and all charges, costs, expenses, amounts paid in settlement or investigative damages incurred by the directors and officers as a result of any lawsuit, or any judicial, administrative or investigating proceeding in which the directors and officers are used as a result of their service. These indemnification claims are subject to any statutory or other legal limitation period. The nature of the indemnification agreements prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to counterparties.

(ii)	Operating leases:

The Company has guaranteed lease obligations for its franchisees up to 2012. If a franchisee defaults under its contractual obligation, the Company must, under certain conditions, compensate the lessor for the default. The maximum exposure in respect of these guarantees approximates $95,000 ($328,000 as at March 28, 2009). As at April 3, 2010, the Company has not recorded a liability associated with these guarantees since it is not probable that a franchisee will default under the agreement and management believes that the stand-by liability is negligible.

20.	Contingencies:

The Company is involved in some lawsuits and claims. While it is not possible to estimate the outcome of such proceedings at this time, management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position and results of operations.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

21.	Financial instruments:

(a)	Fair value of financial instruments:

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value because of the near-term maturity of these instruments. The fair value of the long-term debt approximates their carrying values as the term and conditions of the borrowing arrangements are comparable to current market terms and conditions. The fair value of subordinated note to parent company is not determinable due to its related party nature.

As at April 3, 2010 and March 28, 2009, the estimated fair values of derivative financial instruments are as follows:

	April 3, 2010
	Short-term	Long-term	Total
Financial assets:
Coffee contracts (d)	$164	$—	$164

Financial liabilities:
Cross currency swaps (b)	$(4,103)	$(27,793)	$(31,896)
Forward foreign exchange contracts (b)	(1,049)	—	(1,049)
Interest rate swaps (c)	(5,822)	—	(5,822)

	$(10,974)	$(27,793)	$(38,767)

	March 28, 2009
	Short-term	Long-term	Total
Financial assets:
Coffee contracts (d)	$237	$—	$237
Cross currency swaps (b)	2,682	35,476	38,158
Forward foreign exchange contracts (b)	824	—	824

	3,743	35,476	39,219
Financial liabilities:
Interest rate swaps (c)	$(7,435)	$(5,993)	$(13,428)

The above assets and liabilities are the only ones measured at fair value on a recurring basis and are all measured at level 2 in the fair value hierarchy.

The Company does not hold asset or liabilities measured using level 3 inputs.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

21.	Financial instruments (continued):

(a)	Fair value of financial instruments (continued):

The fair value of the coffee contracts has been determined using published quoted values for these commodities. The fair value of foreign exchange forward contracts has been determined using rates published by the financial institution which is counterparty to these contracts. The fair value of the interest rate swap and cross currency swaps has been determined using rates published on financial capital markets.

Effect of derivative instruments on earnings (gross of tax) for the following periods:

	Classification of (gain) loss in the consolidated statement of earnings	(Gain) loss realized and unrealized
		Year ended April 3, 2010	Year ended March 28, 2009	254-day period ended March 29 2008
Coffee contracts	Cost of sales	$1,089	$(2,594)	$426
Forward foreign exchange contracts	Financial expenses	2,770	(1,096)	212
Interest rate swaps	Financial expenses	(9,537)	6,112	11,438
Cross currency swaps	Financial expenses	72,596	(69,453)	4,618

Total derivatives		$66,918	$(67,031)	$16,694

(b)	Foreign exchange risk:

Gains and losses on foreign exchange transactions related to the long-term debt are recorded in financial expenses (see note 4).

Gains and losses on foreign exchange transactions other than for the long-term debt are recorded in the cost of goods sold and operating expenses in the consolidated statement of earnings. For the year ended April 3, 2010, this amounted to a loss of $2,417,446 (a gain of $3,447,052 for the year ended March 28, 2009, a gain of $613,543 for the 254-day period ended March 29, 2008 and a gain of $670,790 for the 112-period ended July 18, 2007).

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

21.	Financial instruments (continued):

(b)	Foreign exchange risk (continued):

Derivative financial instruments:

On July 19, 2007, the Company has entered into cross-currency swaps to hedge the foreign exchange fluctuations related to its US first and second lien credit by fixing the US/Canadian dollar exchange rate at 1.1016 on a notional amount of $375,000,000 and on the payments of the interest. These swaps expire from July 2014 to January 2015.

The Company makes purchases in US dollars and enters into foreign exchange forward contracts in order to manage its foreign exchange risk. The Company does not hold nor issue such financial instruments for trading purposes. As at April 3, 2010, there were forward foreign exchange contracts outstanding with an average exchange rate of one US dollar for CDN 1.07622 (2009 - CDN 1.1776) for a notional amount of $15,600,000. These contracts expire from April 15, 2010 to March 3, 2011.

(c)	Interest rate risk:

The Company has entered into interest rate swaps to manage its interest rate exposure on a portion of the first and second lien credit. The Company is committed to exchange, at specific intervals, the difference between the fixed and floating interest rates calculated based on notional principal amounts. The Company pays a fixed interest rate of 4.773% on an average notional amount of $224,020,688 and receives floating interest rates based on bankers’ acceptances having a three-month maturity. The swap will expire on December 31, 2010.

(d)	Price risk:

The Company also has significant exposure toward the fluctuation of the price of green coffee. The Company purchases coffee futures contracts on a public commodities market in order to manage its price risk. As at April 3, 2010, the Company had contracts for 7.1 million pounds (2009 - 9.3 million pounds) of green coffee at an average price of $1.3587 (2009 - $1.13) per pound outstanding. As at April 3, 2010, the Company’s outstanding contracts expire in May, July and September 2010, and $500,000 (2009 - $1,500,000) was set aside in a restricted margin account in order to protect the counterparty from non-performance.

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

21.	Financial instruments (continued):

(e)	Credit risk:

Management believes the Company does not have a significant exposure to any individual customer nor counterparty. The Company reviews a new customer’s credit history before extending credit and conducts regular reviews of its existing customers’ credit performance. An allowance for doubtful accounts is established based upon factors such as the credit risk for specific customers, historical trends and other information.

22.	Subsequent events:

Subsequent events have been evaluated until March 3, 2011, which corresponds to the date on which the financial statements were available to be issued.

(a)	In connection with the acquisition described below, on December 14, 2010, the Company, its holding company and two wholly-owned subsidiaries, Van Houtte Group Inc. and Van Houtte Filterfresh Holdings Inc., were amalgamated to form LJVH Holdings Inc. (“Merged LJVH”). The shareholders’ respective pre-amalgamation ownership has been preserved after the amalgamation. Options to acquire common shares and Class B preferred shares of LJVH have been exchanged for options to acquire the equivalent number of common shares and Class B preferred shares of Merged LJVH at equivalent exercise prices. Merged LJVH is continued as a corporation under the laws of the Province of New Brunswick, under the name “LJVH Holdings Inc.”

LJVH HOLDINGS INC.

Notes to Consolidated Financial Statements, Continued

Years ended April 3, 2010 and March 28, 2009 and the 254-day period ended

March 29, 2008 and the 112-day period ended July 18, 2007 of the Predecessor

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

22.	Subsequent events (continued):

(b)	On December 17, 2010, all of the outstanding shares of the Company were acquired by SSR Acquisition Corp, a wholly-owned subsidiary of Green Mountain Coffee Roasters, Inc. (the “share purchase transaction”), for an aggregate cash purchase price of CDN$915,000,000, subject to future adjustments based on the working capital, net indebtedness and closing tax adjustment, as of immediately prior to the share purchase transaction’s closing, as defined in the Share Purchase Agreement (the “Agreement”).

Pursuant to the closing of the share purchase transaction, the following transactions occurred:

•	Accelerated vesting and exercise of all outstanding options to convert them into common and preferred shares for an amount of CDN$451,131.

•

The subordinated notes to the parent company have been converted into Class B preferred shares of LJVH based on the accreted value of the Class B preferred shares on the conversion date. At the closing date, the liquidation price of the Class A preferred shares and the Class B preferred shares was CDN$79,100,000 and CDN$179,900,000, respectively. Subsequently, they were purchased by the purchaser.

•	Repayment of the first and second lien credit and the related cross-currency and interest swap agreements in the amount of CDN$407,592,000.

•	Lump-sum payment of CDN$3,110,000 for termination of the main SERP plan on December 23, 2010.

The Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

(c)	Following the closing of the share purchase transaction described herein, the Company and SSR Acquisition Corp. were amalgamated. As a result, the Company continuing the business was renamed Van Houtte Holding Company Limited.